EXHIBIT 99.1

NEEDLETECH PRODUCTS, INC. AND
AFFILIATE

Consolidated Financial Statements

December 31, 2007 and 2006

(with Independent Auditors’ Report thereon)

Independent Auditors' Report

To the Board of Directors and Shareholders of
NeedleTech Products, Inc.

We have audited the accompanying consolidated balance sheets of NeedleTech Products, Inc. and affiliate (see note B to the consolidated financial statements) as of December 31, 2007 and 2006, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  DIXON HUGHES PLLC

Atlanta, Georgia
September 24, 2008

NeedleTech Products, Inc. and Affiliate

CONSOLIDATED BALANCE SHEETS

December 31,

(Amounts in thousands)

ASSETS

	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$2,910	$1,628
Marketable securities	443	-
Trade accounts receivable, less allowance of $21 in 2007 and $25 in 2006	1,699	1,656
Inventories	2,530	2,045
Deferred income tax asset	81	85
Prepaid expenses and other current assets	128	64

Total current assets	7,791	5,478

PROPERTY AND EQUIPMENT - AT COST
Buildings and improvements	528	528
Machinery and equipment	4,969	4,076
Office furniture and equipment	130	99
Leasehold improvements	87	77
	5,714	4,780
Less accumulated depreciation	2,302	1,858
	3,412	2,922
Land	175	175
Construction in progress	255	98

Property and equipment, net	3,842	3,195

OTHER ASSETS
Marketable securities – long-term	1,585	1,570
Other	5	5
	1,590	1,575

Total assets	$13,223	$10,248

NeedleTech Products, Inc. and Affiliate

CONSOLIDATED BALANCE SHEETS – Continued

December 31,

(Amounts in thousands)

LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS’ EQUITY

	2007	2006
CURRENT LIABILITIES
Accounts payable	$490	$259
Accrued salaries, wages and payroll taxes	192	197
Accrued 401(k) contribution	166	154
Income taxes payable	431	311
Customer deposits	137	-
Other current liabilities	89	33

Total current liabilities	1,505	954

DEFERRED INCOME TAXES	350	278

Total liabilities	1,855	1,232

REDEEMABLE COMMON STOCK OWNED BY ESOP	2,796	1,945

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock - authorized 1,500 shares of no par value; issued and outstanding, 625 shares	91	91
Retained earnings	8,320	6,808
Accumulated other comprehensive income	90	95
Non-controlling interest of affiliate	71	77
Total shareholders’ equity	8,572	7,071

Total liabilities redeemable common stock and shareholders’ equity	$13,223	$10,248

The accompanying notes are an integral part of these consolidated statements.

NeedleTech Products, Inc. and Affiliate

CONSOLIDATED STATEMENTS OF EARNINGS

Year ended December 31,

(Amounts in thousands)

	2007	2006
Revenue
Product sales	$16,748	$14,514
Net fee income	160	60
	16,908	14,574

Cost of sales	10,234	9,221

Gross profit	6,674	5,353

Operating expenses
Selling, general and administrative	1,410	1,343
Research and development	615	657
Loss on sale of equipment	2	6
	2,027	2,006

Earnings from operations	4,647	3,347

Other income
Interest and investment income	229	105
Other	7	9
	236	114

Earnings before income taxes	4,883	3,461

Income tax expense	1,892	1,319

Net earnings before income of
non-controlling interest of affiliate	2,991	2,142

Less: Net earnings of non-controlling interest of affiliate	(3)	(1)

Net earnings	$2,988	$2,141

The accompanying notes are an integral part of these consolidated statements.

Needletech Products, Inc. and Affiliate

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the two years ended December 31, 2007

(Amounts in thousands)

	Common Stock
	Number of Shares	Amount	Retained earnings	Accumulated other comprehensive income	Non controlling interest of affiliate	Total

Balance, December 31, 2005	625	91	5,195	36	74	5,396

Dividends paid	-	-	(469)	-	-	(469)

Change in redeemable common stock owned by ESOP	-	-	(59)	-	-	(59)

Other comprehensive income, net of tax	-	-	-	59	-	59

Cash contribution of non-controlling interest of affiliate	-	-	-	-	2	2

Net earnings for the year	-	-	2,141	-	1	2,142

Balance, December 31, 2006	625	$91	$6,808	$95	$77	$7,071

NeedleTech Products, Inc. and Affiliate

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY  – Continued

For the two years ended December 31, 2007

(Amounts in thousands)

	Common Stock
	Number of Shares	Amount	Retained earnings	Accumulated other comprehensive income	Non-controlling interest of affiliate	Total

Balance, December 31, 2006	625	$91	$6,808	$95	$77	$7,071

Dividends paid	-	-	(625)	-	-	(625)
Change in redeemable common stock owned by ESOP	-	-	(851)	-	-	(851)

Other comprehensive loss, net of tax	-	-	-	(5)	-	(5)

Cash distribution of non-controlling interest of affiliate	-	-	-	-	(9)	(9)

Net earnings for the year	-	-	2,988	-	3	2,991

Balance, December 31, 2007	625	$91	$8,320	$90	$71	$8,572

The accompanying notes are an integral part of these consolidated statements.

NeedleTech Products, Inc. and Affiliate

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,

(Amounts in thousands)

	2007	2006
Cash flows from operating activities:
Net earnings	$2,988	$2,141
Adjustments to reconcile net earnings to net cash provided by operating activities:
Net earnings of non-controlling affiliate	3	1
Depreciation and amortization	469	369
Deferred income taxes	79	35
Loss on sale of equipment	2	6
Provision for allowances	(14)	17
Realized gain on sale of marketable securities	(80)	(22)
Changes in assets and liabilities:
Accounts receivable	(39)	(420)
Inventories	(475)	(313)
Prepaid expenses and other current assets	(64)	10
Other assets	-	2
Trade accounts payable	231	45
Accrued salaries, wages and payroll taxes	(5)	46
Accrued 401(k) contribution	12	33
Income taxes payable	120	311
Customer deposits	137	-
Other current liabilities	56	22

Net cash provided by operating activities	3,420	2,283

Cash flows from investing activities:
Purchases and construction of property and equipment	(1,118)	(1,790)
Proceeds from sale of equipment	-	2
Purchases of marketable securities	(1,277)	(304)
Maturities of marketable securities	260	50
Proceeds from sales of marketable securities	631	281

Net cash used in investing activities	(1,504)	(1,761)

Cash flows from financing activities:
Cash dividends paid	(625)	(469)
Cash (distributions) contributions of non-controlling interest of affiliate	(9)	2

Net cash used in financing activities	(634)	(467)

NeedleTech Products, Inc. and Affiliate

CONSOLIDATED STATEMENTS OF CASH FLOWS  - Continued

Year ended December 31,

(Amounts in thousands)

	2007	2006

Net increase in cash and cash equivalents	$1,282	$55

Cash and cash equivalents at beginning of year	1,628	1,573

Cash and cash equivalents at end of year	$2,910	$1,628

Supplementary Cash Flow Disclosure

Income taxes paid, net	$1,645	$913

The accompanying notes are an integral part of these consolidated statements.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

NeedleTech Products, Inc. (“NeedleTech” or the “Company”) is a manufacturer of specialty needles and related medical devices.  The Company’s current products include coaxial needles, biopsy needles, access trocars, brachytherapy needles, guidewire introducer needles, spinal needles, disposable veress needles, and other needle-based products.  End markets served include the cardiology, orthopedic, pain management, endoscopy, spine, urology, and veterinary markets.  The Company sells its products primarily to original equipment manufacturers.  The non-controlling interest of affiliate owns real estate, which is utilized in the Company’s operations.

On July 28, 2008, all of the outstanding common stock of NeedleTech was acquired by Theragenics Corporation.  See Note K.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.	Variable Interest Entity

NeedleTech’s consolidated financial statements include the accounts of the Company and a variable interest entity (“VIE”) for which NeedleTech is the primary beneficiary, as further described in Note E.  All significant accounts and transactions between NeedleTech and the VIE have been eliminated.

2.	Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), the Company is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the balance sheet, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Revenue Recognition and Cost of Sales

Product sales are recognized upon shipment and are generally not returnable. Shipping and handling costs are included in cost of sales.  Any sales taxes are excluded from both net sales and expenses.

Net fee income represents transactions where the Company acts as an agent rather than as a principal and, accordingly, fees are recorded net of related costs.  These transactions primarily relate to the designing and building of certain tooling used in the Company’s manufacturing process.  The tooling is typically owned by the customer, and the risks and benefits of ownership are retained by the customer.

4.	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash in banks, variable rate demand notes, treasury investments and U.S. obligations and commercial paper with maturities equal to or less than 90 days from purchase.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

5.	Marketable Securities and Fair Value of Financial Instruments

The Company’s financial instruments include cash, cash equivalents and marketable securities. The carrying value of cash and cash equivalents approximates fair value due to the relatively short period to maturity of the instruments. Marketable securities consist of corporate and municipal obligations, mutual funds (including equity, bond and real estate investment trust based funds) and common stocks.  Marketable securities are classified as available-for-sale and are reported at fair value based upon quoted market prices, with unrealized gains or losses excluded from earnings and included in other comprehensive income, net of applicable taxes. The cost of marketable securities sold is determined using the specific identification method.

Available-for-sale securities consist of (in thousands):

	December 31,
	2007			2006
	Amortized Cost	Gross Unrealized Gain	Estimated Fair Value	Amortized Cost	Gross Unrealized Gain (loss)	Estimated Fair Value
Fixed maturity securities:
U.S. government and agency securities	$461	$14	$475	$481	$(7)	$474
Corporate securities	25	-	25	15	-	15
Certificate of deposit	417	-	417	-	-	-
Total fixed maturity securities	903	14	917	496	(7)	489
Mutual funds and equity securities	974	137	1,111	916	165	1,081

Total	$1,877	$151	$2,028	$1,412	$158	$1,570

Marketable securities have been classified as current or long-term based on their expected usage for funding operations.  Marketable securities have been classified in the accompanying consolidated balance sheet as follows (in thousands):

	December 31,
	2007	2006
Current	$443	$-
Long-term	1,585	1,570
Total	$2,028	$1,570

The estimated fair value of fixed maturity securities with fixed maturities by contractual maturity at December 31, 2007, is as follows (in thousands):

Due in one year or less	$482
Due after one year through five years	253
Due after five years through ten years	182
$917

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

6.	Accounts Receivable and Allowance for Doubtful Accounts and Returns

Trade accounts receivable arise from sales in the Company’s various markets, are stated at the amount expected to be collected and do not bear interest.  The Company maintains an allowance for doubtful accounts based upon the review of accounts receivable aging and management’s estimate of the expected collectibility of accounts receivable.  The collectibility of trade receivable balances is regularly evaluated based on a combination of factors such as customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms.  If it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of a bankruptcy filing or other material events impacting its business, a specific reserve for bad debt is recorded to reduce the related receivable to the amount expected to be recovered.

7.	Inventories

Inventories are stated at the lower of cost or market. Cost is determined based on weighted average cost, which approximates the first-in, first-out (FIFO) method. Market is replacement cost or net realizable value. The Company estimates reserves for inventory obsolescence based on management’s judgment of future realization. Inventories consist of the following (in thousands):

	December 31,
	2007	2006

Raw materials	$756	$693
Work in progress	1,175	864
Finished goods	709	608
	2,640	2,165
Allowance for obsolete inventory	(110)	(120)
Total	$2,530	$2,045

8.	Property, Equipment, and Depreciation

Property and equipment are recorded at historical cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on a straight-line basis. Leasehold improvements are amortized over the useful life of the asset or the lease term, whichever is shorter.  Depreciation expense related to property and equipment charged to operations was approximately $469,000 and $369,000 for 2007 and 2006, respectively. Estimated service lives are 20 years for buildings and improvements, and 5 to 10 years for machinery, equipment and furniture.  Expenditures for repairs and maintenance not considered to substantially lengthen the life of the asset or increase capacity or efficiency are charged to expense as incurred.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

9.	Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company periodically evaluates long-lived assets, including property and equipment and finite lived intangible assets whenever events or changes in conditions may indicate that the carrying value may not be recoverable. Factors that management considers important that could initiate an impairment review include the following:

•	significant operating losses;
•	recurring operating losses;
•	significant adverse change in legal factors or in the business climate;
•	significant declines in demand for a product produced by an asset capable of producing only that product;
•	assets that are idled or held for sale;
•	assets that are likely to be divested

The impairment review requires the Company to estimate future undiscounted cash flows associated with an asset or group of assets.  If the future undiscounted cash flows are less than the carrying amount of the asset, the Company must estimate the fair value of the asset. If the fair value of the asset is below the carrying value, then the difference will be written-off. Estimating future cash flows requires the Company to make judgments regarding future economic conditions, product demand and pricing. Although the Company believes its estimates are appropriate, significant differences in the actual performance of the asset or group of assets may materially affect the Company’s asset values and results of operations.  The Company does not believe that any assets are impaired at December 31, 2007 and no impairment charges have been recorded for the years ended December 31, 2007 or 2006.

10.	Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets when it is more likely than not that the asset will not be realized.

11.	Research and Development Costs

Research and development (R&D) costs are expensed as incurred.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

12.	Concentrations

The Company is potentially subject to financial instrument concentration of credit risk through its cash and cash equivalents, marketable securities and trade accounts receivable.  For cash and cash equivalents, the Company maintains approximately $2.7 million with one financial institution.  Trade accounts receivable are subject to risks related to the medical device industry generally, and the specialty needle specifically.  These industries are in turn largely dependent upon the health care market generally, which can be affected by, among other things, innovation and advances in treatments and procedures, insurance and government reimbursement policies, preferences of physicians and other health care providers, demographics and patient requirements, and government regulation.  At December 31, 2007 and 2006, accounts receivable totaling approximately $281,000 and $330,000, respectively, were due from customers located outside of the United States.  The significant portion of these accounts receivable was due from customers in Europe and Puerto Rico. The Company does have certain customers, which comprise ten percent or more of its trade accounts receivable and net revenue.  See Note G.

13.	Recently Issued Accounting Standards

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS Statement No. 109, Accounting for Income Taxes. FIN 48 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. FASB Staff Position No. FIN 48-2 (as amended), delayed the effective date of FIN 48 for nonpublic enterprises to the annual financial statements for fiscal years beginning after December 15, 2007.  Accordingly, FIN 48 would be effective in the Company’s year ended December 31, 2008 financial statements. The Company does not currently believe the adoption of FIN 48 will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements.  SFAS 157 is effective for the Company beginning January 1, 2008. SFAS 157 is not expected to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS No. 159, the Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 11, (“SFAS 159”).  SFAS 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  SFAS 159 is effective for the Company beginning January 1, 2008.  SFAS 159 is not expected to have a material impact on the Company’s financial statements.

NOTE C - CREDIT AGREEMENT

The Company has a secured non-revolving guidance line of credit with a financial institution that provides for borrowings of up to $1 million.  Borrowings can be used solely for term loans to finance up to 85% of the purchase price of equipment.  Any term loan under the guidance line of credit must close no later than May 31, 2009, and have a maturity date not longer than five years subsequent to the closing date.  Repayments under any term loan will include interest at a rate equal to the rate posted by the Federal Home Loan Bank of Boston for a bond with a term that corresponds to the term of the loan, plus 2%.  Outstanding balances under any term loans will be collateralized by the equipment purchased.  No borrowings were outstanding under the guidance line of credit or any term loans at December 31, 2007 and 2006.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE D - INCOME TAXES

The income tax provision consisted of the following (in thousands):

	2007	2006
Current
Federal	$1,395	$1,008
State	418	276
	1,813	$1,284
Deferred
Federal	$68	$30
State	11	5
	$79	$35

Income tax expense	$1,892	$1,319

The Company’s temporary differences are summarized as follows (in thousands):

	December 31,
	2007	2006
Deferred tax assets:
Non-deductible accruals and allowances	$70	$75
Inventories	11	10
Gross deferred tax assets	81	85
Deferred tax liabilities:
Property and equipment	(289)	(215)
Marketable securities	(61)	(63)
Gross deferred tax liabilities	(350)	(278)

Net deferred tax liability	$(269)	$(193)

 The net deferred tax liability is classified in the accompanying consolidated balance sheets as follows (in thousands):

	December 31,
	2007	2006
Current deferred tax asset	$81	$85
Long-term deferred tax liability	(350)	(278)
Net deferred tax liability	$(269)	$(193)

Management periodically evaluates the recoverability of the deferred tax assets and recognizes the tax benefit only as reassessment demonstrates that they are realizable. At such time, if it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance is adjusted.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE D - INCOME TAXES, CONTINUED

A reconciliation of the statutory federal income tax rate and the effective tax rate follows:

	2007	2006
Tax at applicable federal rates	34.0%	34.0%
State tax, net of federal income tax	6.2	6.3
Tax credits	(1.5)	(2.2)
Domestic production deduction	(1.4)	(0.8)
Other	1.4	0.8
	38.7%	38.1%

The non-controlling interest in affiliate included in these consolidated financial statements represents interest in a limited liability corporation (“LLC”).  Income taxes attributable to the operations of an LLC are the responsibility of the LLC’s shareholders and, accordingly, no income taxes are provided on the results of the LLC.

NOTE E -VARIABLE INTEREST ENTITY

During 2006, the Company provided mortgage financing to a related entity which was utilized by that entity to purchase real estate.  This real estate is being leased to the Company as warehouse space.  The principal stockholders of the Company are also the principal owners of the related entity.  The Company is uncertain whether or not the related entity could have obtained similar financing on similar terms from an unrelated party.  Accordingly, the Company is considered the primary beneficiary of this Variable Interest Entity (“VIE”), and the financial statements of the VIE have been consolidated with the financial statements of the Company for 2006 and 2007.  All material transactions between the Company and the VIE, including rentals and repayment of the mortgage financing, have been eliminated in consolidation.  The equity of the VIE is included as shareholders’ equity in the accompanying consolidated balance sheet as “non-controlling interest of affiliate”.

The mortgage note receivable due from the VIE totaled $637,000 and $653,000 at December 31, 2007 and 2006, respectively.  The mortgage note requires monthly payments of $5,156 through April 2026, including interest at 7%.  To offset the credit risk associated with the Company’s variable interests in the VIE, the Company holds a security interest in the warehouse facility.  Annual rental payments of $66,000 are made by the Company to the VIE, which the Company believes was a fair market rental rate at the inception of the lease.  The lease term expires in May 2011.  The VIE has no operations other than the rental of the warehouse to the Company.  Transactions and balances between the Company and the VIE related to the mortgage note balance, related interest income and expense, and lease income and expense have been eliminated in consolidation.

In connection with the acquisition of NeedleTech by Theragenics Corporation (see Note K), the entire balance of the mortgage note was repaid by the VIE to the Company.

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE E -VARIABLE INTEREST ENTITY, CONTINUED

The impact of consolidating the VIE on the Company’s balance sheets and statements of earnings was not material in 2007 and 2006.  The liabilities of the VIE do not represent additional claims on the Company’s general assets; rather they represent claims against the specific assets of the VIE.  Likewise, the assets of the VIE do not represent additional assets to satisfy claims against the Company’s general assets.

NOTE F – 401(K) SAVINGS PLANS

The Company sponsors a 401(k) defined contribution retirement savings plans for employees. Matching contributions are made in cash and totaled approximately $166,000 and $140,000 in 2007 and 2006, respectively.

NOTE G - MAJOR CUSTOMERS AND GEOGRAPHIC INFORMATION

Three customers represented 13%, 13% and 11%, respectively, of products sales for the year ended December 31, 2007.  For the year ended December 31, 2006, three customers represented 12%, 12% and 10%, respectively, of product sales.

One customer represented approximately 17% of accounts receivable at December 31, 2007.  At December 31, 2006, three customers represented approximately 15%, 12% and 10% of accounts receivable, respectively.

Information regarding product sales by geographic region follows (in thousands):

	Year Ended December 31,
	2007	2006
United States	$14,152	$12,347
Europe	1,588	1,103
Puerto Rico	786	732
Australia	211	212
Other	171	180
	$16,908	$14,574

NOTE H – EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 1998, the Company established the NeedleTech Products, Inc. Employee Stock Ownership Plan (the “ESOP”) for eligible employees of the Company.  The Company can make discretionary cash contributions to the ESOP, which are utilized to invest in NeedleTech common stock.  No contributions of any kind were made to the ESOP in 2007 or 2006.  The ESOP owned 87,426 shares of the Company’s common stock at December 31, 2007 and 2006.

The Company has recorded an obligation related to the put option available upon distribution of the common stock held by the ESOP, based on the estimated fair market value of the common stock at each fiscal year end balance sheet date.  At December 31, 2007 and 2006, the Company’s obligation to redeem the common stock under the put option amounted to $2,796,000 and $1,945,000, respectively, and was recorded in temporary equity.

All common stock held by the ESOP was purchased by Theragenics Corporation in connection with Theragenics’ acquisition of NeedleTech on July 28, 2008 (see Note K).

NeedleTech Products, Inc. and Affiliate
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - Continued
December 31, 2007 and 2006

NOTE I – LEASE OBLIGATIONS

The Company leases production, warehouse and office space.  The Company’s primary facilities are leased on a month-to-month basis at a monthly rental rate of approximately $18,000.  Rent expense totaled approximately $214,000 and $230,000 for the years ended December 31, 2007 and 2006, respectively.

A second facility is leased from a related entity at an annual rate of $66,000 through May 2011.  The related entity is a variable interest entity (“VIE”) of which the Company is the primary beneficiary.  Accordingly, the financial statements of the VIE are consolidated with the Company’s financial statements, and all material intercompany transaction, including the rental of this facility, are eliminated in consolidation.  See Note E for further discussion of the VIE.

NOTE J – COMPREHENSIVE INCOME

The following table summarizes comprehensive income for the applicable period (in thousands):

	Year ended December 31,
	2007	2006
Comprehensive income:
Net earnings	$2,988	$2,141
Other comprehensive income(loss), net of taxes:
Reclassification adjustment for realized gain included in net earnings	(48)	(13)

Unrealized gain on securities available for sale	43	72
Total other comprehensive income (loss)	(5)	59
Total comprehensive income	$2,983	$2,200

NOTE K– ACQUISITION OF NEEDLETECH BY THERAGENICS CORPORATION

On July 28, 2008, Theragenics Corporation purchased all of the outstanding common stock of NeedleTech Products, Inc. for $47.8 million in cash.